CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post Effective Amendment to the Registration Statement on Form N-1A of Saratoga Advantage Trust regarding the Prospectus and Statement of Additional Information of James Alpha Managed Risk Domestic Equity Portfolio, a series of the Saratoga Advantage Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 24, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post Effective Amendment to the Registration Statement on Form N-1A of Saratoga Advantage Trust regarding the Prospectus and Statement of Additional Information of James Alpha Managed Risk Emerging Markets Equity Portfolio, a series of the Saratoga Advantage Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 24, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post Effective Amendment to the Registration Statement on Form N-1A of Saratoga Advantage Trust regarding the Prospectus and Statement of Additional Information of James Alpha Family Office Portfolio, a series of the Saratoga Advantage Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 24, 2015